                                                        Option to Purchase
                                                             ________Units


                      PARADIGM MUSIC ENTERTAINMENT COMPANY

                              Unit Purchase Option

                            Dated: ___________, 1997.


                      THIS CERTIFIES THAT _________________________ (herein
sometimes called the "Holder") is entitled to purchase from PARADIGM MUSIC ENTERTAINMENT COMPANY, a Delaware corporation (hereinafter called the "Company"), at the prices and during the periods as hereinafter specified, up to _______ (_______) Units ("Units"), each Unit consisting of one share of the Company's Class A Common Stock, $.01 par value, as now constituted ("Class A Common Stock"), one Class A warrant ("Class A Warrants") and one Class B warrant ("Class B Warrants"). Each Class A Warrant is exercisable to purchase one share of Class A Common Stock and one Class B Warrant at an exercise price of $6.50 from _______, 1998 to _______ , 2002, and each Class B Warrant is exercisable to purchase one share of Class A Common Stock at an exercise price of $8.75 until _______, 2002. The Class A Warrants and Class B Warrants are herein collectively referred to as the "Warrants."

                      The Units have been registered under a Registration Statement on Form SB-2, (File No. 333-_______) declared effective by the Securities and Exchange Commission on _______, 1997 (the "Registration Statement"). This Option, together with options of like tenor, constituting in the aggregate options (the "Options") to purchase ________ Units, subject to adjustment in accordance with Section 8 of this Option (the "Option Units"), was originally issued pursuant to an underwriting agreement between the Company and D.H. BLAIR INVESTMENT BANKING CORP., as underwriter (the "Underwriter") in connection with a public offering (the "Offering") of 2,600,000 Units (the "Public Units") through the Underwriter, in consideration of $_______ received for the Options.

                      Except as specifically otherwise provided herein, the Class A Common Stock and the Warrants issued pursuant to the option herein granted (the "Option") shall bear the same terms and conditions as described under the caption "Description of Securities" in the Registration Statement, and the Warrants shall be governed by the terms of the Warrant Agreement dated as of _______, 1997 executed in connection with such public offering (the "Warrant Agreement"), except that (i) the Holder shall have registration rights under the Securities Act of 1933, as amended (the "Act"), for the Option, the Class A Common Stock and the Warrants included in the Option Units, and the shares of Class A Common Stock underlying the Warrants, as more fully described in Section 6 of this Option and (ii) the Warrants issuable upon exercise of the Option will not be subject to redemption by the Company. The Company will list the Class A Common Stock underlying this Option and, at the Holder's request the Warrants, on the Nasdaq Small Cap Market or such other exchange or market as the Class A Common Stock or the Warrants included in the Public options (the "Public Warrants") may then be listed or quoted. In the event of any extension of the expiration date or reduction of the exercise price of the Public Warrants, the same changes to the Warrants included in the Option Units shall be simultaneously effected.

                      1. The rights represented by this Option shall be exercised at the prices, subject to adjustment in accordance with Section 8 of this Option (the "Exercise Price"), and during the periods as follows:

                                        (a) During the period from _______, 1997
                               to _______, 1999 inclusive, the Holder shall have no right to purchase any Option Units hereunder, except that in the event of any merger, consolidation or sale of all or substantially all the capital stock or assets of the Company or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of another corporation into the Company) subsequent to _______, 1997, the Holder shall have the right to exercise this Option and the Warrants included herein at such time and receive the kind and amount of shares of stock and other securities and property (including cash) which a holder of the number of shares of Class A Common Stock underlying this Option and the Warrants included in this Option would have owned or been entitled to receive had this Option been exercised immediately prior thereto.

                                        (b) Between _______, 1999 and _______,
                               2002 inclusive, the Holder shall have the option to purchase Option Units hereunder at a price of $_______ per Unit.

                                        (c) After _________, 2002 the Holder
                               shall have no right to purchase any Units hereunder.

                      2. (a) The rights represented by this Option may be exercised at any time within the period above specified, in whole or in part, by
(i) the surrender of this Option (with the purchase form at the end hereof properly executed) at the principal executive office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company); and (ii) payment to the Company of the exercise price then in effect for the number of Option Units specified in the above-mentioned purchase form together with applicable stock transfer taxes, if any. This Option shall be deemed to have been exercised, in whole or in part to the extent specified, immediately prior to the close of business on the date this Option is surrendered and payment is made in accordance with the foregoing provisions of this Section 2, and the person or persons in whose name or names the certificates for shares of Class A Common Stock and Warrants shall be issuable upon such exercise shall become the holder or holders of record of such Class A Common Stock and Warrants at that time and date. The certificates for the Class A Common Stock and Warrants so purchased shall be delivered to the Holder as soon as practicable but not later than ten (10) days after the rights represented by this Option shall have been so exercised.

                               (b) At any time during the period above
specified, during which this Option may be exercised, the Holder may, at its option, exchange this Option, in whole or in part (an "Option Exchange"), into the number of Option Units determined in accordance with this Section (b), by surrendering this Option at the principal office of the Company or at the office of its stock transfer agent, accompanied by a notice stating such Holder's intent to effect such exchange, the number of Option Units into which this Option is to be exchanged and the date on which the Holder requests that such Option Exchange occur (the "Notice of Exchange"). The Option Exchange shall take place on the date specified in the Notice of Exchange or, if later, the date the Notice of Exchange is received by the Company (the "Exchange Date"). Certificates for the shares of Class A Common Stock and Warrants issuable upon such Option Exchange and, if applicable, a new Option of like tenor evidencing the balance of the Option Units remaining subject to this Option, shall be issued as of the Exchange Date and delivered to the Holder within seven (7) days following the Exchange Date. In connection with any Option Exchange, this Option shall represent the right to subscribe for and acquire the number of Option Units (rounded to the next highest integer) equal to (x) the number of Option Units specified by the Holder in its Notice of Exchange up to the maximum number of Option Units subject to this option (the "Total Number") less (y) the number of Option Units equal to the quotient obtained by dividing (A) the product of the Total Number and the existing Exercise Price by (B) the Fair Market Value. "Fair Market Value" shall mean first, if there is a trading market as indicated in Subsection (i) below for the Units, such Fair Market Value of the Units and if there is no such trading market in the Units, then Fair Market Value shall have the meaning indicated in Subsections (ii) through (v) below for the aggregate value of all shares of Class A Common Stock and Warrants which comprise a Unit:

                               (i) If the Units are listed on a national
                      securities exchange or listed or admitted to unlisted trading privileges on such exchange or listed for trading on the Nasdaq National Market or the Nasdaq Small Cap Market, the Fair Market Value shall be the average of the last reported sale prices or the average of the means of the last reported bid and asked prices, respectively, of the Units on such exchange or market for the twenty (20) business days ending on the last business day prior to the Exchange Date; or

                               (ii) If the Class A Common Stock or Warrants are
                      listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the Nasdaq National Market or the Nasdaq Small Cap Market, the Fair Market Value shall be the average of the last reported sale prices or the average of the means of the last reported bid and asked prices, respectively, of Class A Common Stock or Warrants, respectively, on such exchange or market for the twenty (20) business days ending on the last business day prior to the Exchange Date; or

                               (iii) If the Class A Common Stock or Warrants are
                      not so listed or admitted to unlisted trading privileges, the Fair Market Value shall be the average of the means of the last reported bid and asked prices of the Class A Common Stock or Warrants, respectively, for the twenty
                      (20) business days ending on the last business day prior to the Exchange Date; or

                               (iv) If the Class A Common Stock is not so listed
                      or admitted to unlisted trading privileges and bid and asked prices are not so reported, the Fair Market Value shall be an amount, not less than book value thereof as at the end of the most recent fiscal year of the Company ending prior to the Exchange Date, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company; or

                               (v) If the Warrants are not so listed or admitted
                      to unlisted trading privileges, and bid and asked prices are not so reported for Warrants, then Fair Market Value for the Warrants shall be an amount equal to the difference between (i) the Fair Market Value of the shares of Class A Common Stock and Warrants which may be received upon the exercise of the Warrants, as determined herein, and (ii) [the Warrant Exercise Price].

                      3. Neither this Option nor the underlying securities shall be transferred, sold, assigned, or hypothecated for a period of two years commencing from the date hereof except that they may be transferred to successors of the Holder, and may be assigned in whole or in part to any person who is an officer of the Holder, any member participating in the selling group relating to the Offering or any officer of such selling group member. Any such assignment shall be effected by the Holder (i) executing the form of assignment at the end hereof and (ii) surrendering this Option for cancellation at the office or agency of the Company referred to in Section 2 hereof, accompanied by a certificate (signed by an officer of the Holder if the Holder is a corporation), stating that each transferee is a permitted transferee under this
Section 3 hereof; whereupon the Company shall issue, in the name or names specified by the Holder (including the Holder) a new Option or Options of like tenor and representing in the aggregate rights to purchase the same number of Option Units as are purchasable hereunder.

                      4. The Company covenants and agrees that all shares of Class A Common Stock which may be issued as part of the Option Units purchased hereunder and the Class A Common Stock which may be issued upon exercise of the Warrants will, upon issuance, be duly and validly issued, fully paid and nonassessable and no personal liability will attach to the holder thereof. The Company further covenants and agrees that during the periods within which this Option may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of its Class A Common Stock to provide for the exercise of this Option and that it will have authorized and reserved a sufficient number of shares of Class A Common Stock for issuance upon exercise of the Warrants included in the Option Units.

                      5. This Option shall not entitle the Holder to any voting rights or any other rights, or subject to the Holder to any liabilities, as a stockholder of the Company.

                      6. (a) The Company shall advise the Holder or its transferee, whether the Holder holds the Option or has exercised the Option and holds Option Units or any of the securities underlying the Option Units, by written notice at least four weeks prior to the filing of any post-effective amendment to the Registration Statement or of any new registration statement or post-effective amendment thereto under the Act covering any securities of the Company, for its own account or for the account of others, and will for a period of seven years from the effective date of the Registration Statement, upon the request of the Holder, include in any such post-effective amendment or registration statement, such information as may be required to permit a public offering of the Option, all or any of the Option Units, the Class A Common Stock or Warrants included in the Option Units or the Class A Common Stock issuable upon the exercise of the Warrants (the "Registrable Securities"); provided, however, the right of any Holder to include its Registrable Securities in any such post-effective amendment or registration statement may be waived by the written consent of D.H. Blair Investment Banking Corp., D.H. Blair & Co. Inc. or
J. Morton Davis.

                               (b) If any 50% holder (as defined below) [or D.H.
Blair Investment Banking Corp., if applicable] shall give notice to the Company at any time to the effect that such holder desires to register under the Act this Option, the Option Units or any of the underlying securities contained in the Option Units under such circumstances that a public distribution (within the meaning of the Act) of any such securities will be involved then the Company will promptly, but no later than two weeks after receipt of such notice, file a post-effective amendment to the current Registration Statement or a new registration statement on Form S-1 or such other form as the holder requests pursuant to the Act, to the end that the Option, the Option Units and/or any of the securities underlying the Option Units may be publicly sold under the Act as promptly as practicable thereafter and the Company will use its best efforts to cause such registration to become and remain effective (including the taking of such steps as are necessary to obtain the removal of any stop order); provided, that such holder shall furnish the Company with appropriate information in connection therewith as the Company may reasonably request in writing. The 50% holder [or D.H. Blair Investment Banking Corp., if applicable] may, at its option, request the filing of a post-effective amendment to the current Registration Statement or a new registration statement under the Act on two occasions during the three year period beginning two years from the effective date of the Registration Statement. The Holder may, at its option request the registration of the Option and/or any of the securities underlying the Option in a registration statement made by the Company as contemplated by Section 6(a) or in connection with a request made pursuant to this Section 6(b) prior to acquisition of the Option Units issuable upon exercise of the Option and even though the Holder has not given notice of exercise of the Option. The 50% holder [or D.H. Blair Investment Banking Corp., if applicable] may, at its option, request such post-effective amendment or new registration statement during the described period with respect to the Option, the Option Units as a unit, or separately as to the Class A Common Stock and/or Warrants included in the Option Units and/or the Class A Common Stock issuable upon the exercise of the Warrants, and such registration rights may be exercised by the 50% holder [or D.H. Blair Investment Banking Corp., if applicable] prior to or subsequent to the exercise of the Option.

                      Within ten days after receiving any such notice pursuant to this Section 6(b), the Company shall give notice to the other holders of the Options, advising that the Company is proceeding with such post-effective amendment or registration statement and offering to include therein the securities underlying the Options of the other holders, provided that they shall furnish the Company with such appropriate information (relating to the intentions of such holders) in connection therewith as the Company shall reasonably request in writing. In the event the registration statement is not filed within the period specified herein and in the event the registration statement is not declared effective under the Act prior to ________, 2002, then, at the holders' request, the Company shall purchase the Options from the holder for a per option price equal to the difference between (i) the Fair Market Value of the Class A Common Stock on the date of notice multiplied by the number of shares of Class A Common Stock issuable upon exercise of the Option and the underlying Warrants and (ii) the average per share purchase price of the Option and each share of Class A Common Stock underlying the Option. All costs and expenses of the post-effective amendment or new registration statement under this paragraph 6(b) shall be borne by the Company, except that the holders shall bear the fees of their own counsel and any underwriting discounts or commissions applicable to any of the securities sold by them. If the Company determines to include securities to be sold by it in any registration statement originally requested pursuant to this Section 6(b), such registration shall instead be deemed to have been a registration under Section 6(a) and not under this Section 6(b).

                      The Company will maintain such registration statement or post-effective amendment current under the Act for a period of at least six months (and for up to an additional three months if requested by the Holder) from the effective date thereof.

                               (c) The term "50% holder" as used in this Section
6 shall mean the holder of at least 50% of the Class A Common Stock and the Warrants underlying the Options (considered in the aggregate) and shall include any owner or combination of owners of such securities, which ownership shall be calculated by determining the number of shares of Class A Common Stock held by such owner or owners as well as the number of shares then issuable upon exercise of the Warrants.

                               (d) Whenever pursuant to Section 6 a registration
statement relating to any Registrable Securities is filed under the Act, amended or supplemented, the Company shall (i) supply prospectuses and such other documents as the Holder may request in order to facilitate the public sale or other disposition of the Registrable Securities, (ii) use its best efforts to register and qualify any of the Registrable Securities for sale in such states as such Holder designates, (iii) furnish indemnification in the manner provided in Section 7 hereof, (iv) notify each Holder of Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading and, at the request of any such Holder, prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not included an untrue statement of a material fact or omit to state material fact required to be stated therein or necessary to make the statements therein not misleading and
(v) do any and all other acts and things which may be necessary or desirable to enable such Holders to consummate the public sale or other disposition of the Registrable Securities, The Holder shall furnish appropriate information in connection therewith and indemnification as set forth in Section 7.

                               (e) The Company shall not permit the inclusion of
any securities other than the Registrable Securities to be included in any registration statement filed pursuant to Section 6(b) hereof without the prior written consent of the 50% holder [or D.H. Blair Investment Banking Corp., if applicable].

                               (f) The Company shall furnish to each Holder
participating in the offering and to each underwriter, if any, a signed counterpart, addressed to such Holder or underwriter, of (i) an opinion of counsel to the Company, dated the effective date of such registration statement (or, if such registration includes an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement), and (ii) if such registration includes an underwritten public offering, a "cold comfort" letter dated the effective date of such registration statement and dated the date of the closing under the underwriting agreement signed by the independent public accountants who have issued a report on the Company's financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities.

                               (g) The Company shall deliver promptly to each
Holder participating in the offering requesting the correspondence and memoranda described below and to the managing underwriter copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the registration statement and permit each Holder and underwriter to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonable necessary to comply with applicable securities laws or rules of the National Association of Securities Dealers, Inc. ("NASD"). Such investigation shall include access to non-confidential books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times as any such Holder shall reasonably request.

                      7. (a) Whenever pursuant to Section 6 a registration statement (as amended or supplemented) relating to the Registrable Securities is filed under the Act, the Company will indemnify and hold harmless each holder of the Registrable Securities covered by such registration statement, amendment or supplement (such holder being hereinafter called the "Distributing Holder"), and each person, if any, who controls (within the meaning of the Act) the Distributing Holder, and each underwriter (within the meaning of the Act) of such securities and each person, if any, who controls (within the meaning of the Act) any such underwriter, against any losses, claims, damages or liabilities, joint or several, to which the Distributing Holder, any such controlling person or any such underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement or any preliminary prospectus or final prospectus constituting a part thereof or any amendment or supplement thereto, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse the Distributing Holder and each such controlling person and underwriter for any legal or other expenses reasonably incurred by the Distributing Holder or such controlling person or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus, said final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished by such Distributing Holder specifically for use in the preparation thereof.

                               (b) If requested by the Company prior to the
filing of any registration statement covering the Registrable Securities, each Distributing Holder will agree, severally but not jointly, to indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in said registration statement, said preliminary prospectus, said final prospectus, or said amendment or supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in said registration statement, said preliminary prospectus, said final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished by such Distributing Holder specifically for use in the preparation thereof; except that the maximum amount which may be recovered from the Distributing Holder pursuant to this Section 7 or otherwise shall be limited to the amount of net proceeds received by the Distributing Holder from the sale of the Registrable Securities.

                               (c) Promptly after receipt by an indemnified
party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party, give the indemnifying party notice of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 7.

                               (d) In case any such action is brought against
any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this
Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

                      (8) In addition to the provisions of Section 1(a) of this Option, the Exercise Price in effect at any time and the number and kind of securities purchasable upon the exercise of the Options shall be subject to adjustment from time to time upon the happening of certain events as follows:

                               (a) In case the Company shall (i) declare a
                      dividend or make a distribution on its outstanding shares of Class A Common Stock in shares of Class A Common Stock,
                      (ii) subdivide or reclassify its outstanding shares of Class A Common Stock into a greater number of shares, or
                      (iii) combine or reclassify its outstanding shares of Class A Common Stock into a smaller number of shares, the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price by a fraction, the denominator of which shall be the number of shares of Class A Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Class A Common Stock outstanding immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur.

                               (b) Whenever the Exercise Price payable upon
                      exercise of each Option is adjusted pursuant to Subsection
                      (a) above, (i) the number of shares of Class A Common Stock included in an Option Unit shall simultaneously be adjusted by multiplying the number of shares of Class A Common Stock included in Option Unit immediately prior to such adjustment by the Exercise Price in effect immediately prior to such adjustment and dividing the product so obtained by the Exercise Price, as adjusted and
                      (ii) the number of shares of Class A Common Stock or other securities issuable upon exercise of the Warrants included in the Option Units and the exercise price of such Warrants shall be adjusted in accordance with the applicable terms of the Warrant Agreement.

                               (c) No adjustment in the Exercise Price shall be
                      required unless such adjustment would require an increase or decrease of at least five cents ($0.05) in such price; provided, however, that any adjustments which by reason of this Subsection (c) are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder. All calculations under this Section 8 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this Section 8 to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the Exercise Price, in addition to those required by this Section 8, as it shall determine, in its sole discretion, to be advisable in order that any dividend or distribution in shares of Class A Common Stock, or any subdivision, reclassification or combination of Class A Common Stock, hereafter made by the Company shall not result in any Federal Income tax liability to the holders of Class A Common Stock or securities convertible into Class A Common Stock (including Warrants issuable upon exercise of this Option).

                               (d) Whenever the Exercise Price is adjusted, as
                      herein provided, the Company shall promptly but no later than 10 days after any request for such an adjustment by the Holder, cause a notice setting forth the adjusted Exercise Price and adjusted number of Option Units issuable upon exercise of each Option and, if requested, information describing the transactions giving rise to such adjustments, to be mailed to the Holders, at the address set forth herein, and shall cause a certified copy thereof to be mailed to its transfer agent, if any. The Company may retain a firm of independent certified public accountants selected by the Board of Directors (who may be the regular accountants employed by the Company) to make any computation required by this Section 8, and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

                               (e) In the event that at any time, as a result of
                      an adjustment made pursuant to Subsection (a) above, the Holder of this Option thereafter shall become entitled to receive any shares of the Company, other than Class A Common Stock, thereafter the number of such other shares so receivable upon exercise of this Option shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Class A Common Stock contained in Subsections (a) through (d), inclusive above.

                               (f) In case any event shall occur as to which the
                      other provisions of this Section 8 or Section 1(a) hereof are not strictly applicable but as to which the failure to make any adjustment would not fairly protect the purchase rights represented by this Option in accordance with the essential intent and principles hereof then, in each such case, the Holders of Options representing the right to purchase a majority of the Option Units may appoint a firm of independent public accountants reasonably acceptable to the Company, which shall give their opinion as to the adjustment, if any, on a basis consistent with the essential intent and principles established herein, necessary to preserve the purchase rights represented by the Options. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the Holder of this Option and shall make the adjustments described therein. The fees and expenses of such independent public accountants shall be borne by the Company.

                      9. This Agreement shall be governed by and in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

                      IN WITNESS WHEREOF, the Company has caused this Option to be signed by its duly authorized officers under its corporate seal, and this Option to be dated ____________, 1997.



                                     PARADIGM MUSIC ENTERTAINMENT
                                      COMPANY



                                     By:
                                        ---------------------------------------
                                        Name:
                                        Title:



(Corporate Seal)
Attest:

----------------------------

                                  PURCHASE FORM
                                  -------------

                   (To be signed only upon exercise of option)

                      The undersigned, the holder of the foregoing Option, hereby irrevocably elects to exercise the purchase rights represented by such Option for, and to purchase thereunder, _______ Units of PARADIGM MUSIC ENTERTAINMENT COMPANY (the "Company"), each Unit consisting of one share of Class A Common Stock, $.01 par value, of the Company, one Class A Warrant to purchase one share of Class A Common Stock and one Class B Warrant, and one Class B Warrant and herewith makes payment of $_________ thereof

Dated:             , 19  .
      -------------    --



                                     Instructions for Registration of Stock
                                      and Warrants



                                     -----------------------------
                                     Print Name


                                     ------------------------------
                                     Address


                                     ------------------------------
                                     Signature

                                 OPTION EXCHANGE
                                 ---------------

                      The undersigned, pursuant to the provisions of the foregoing Option, hereby elects to exchange its Option for _________ Units of PARADIGM MUSIC ENTERTAINMENT COMPANY (the "Company"), each Unit consisting of one share of Class A Common Stock, $.01 par value, of the Company, one Class A Warrant to purchase one share of Class A Common Stock and one Class B Warrant, and one Class B Warrant, pursuant to the Option Exchange provisions of the Option.

Dated:             , 19  .
      -------------    --


                                      -----------------------------------
                                      Print Name


                                      ----------------------------------
                                      Address


                                      ----------------------------------
                                      Signature

                                  TRANSFER FORM
                                  -------------

                 (To be signed only upon transfer of the Option)


                      For value received, the undersigned hereby sells, assigns, and transfers unto the right to purchase Units represented by the foregoing Option to the extent of Units , and appoints _____________ attorney to transfer such rights on the books of PARADIGM MUSIC ENTERTAINMENT COMPANY, with full power of substitution in the premises.


Dated:             , 19  .
      -------------    --



                                     [HOLDER]


                                     By:
                                        --------------------------



                                     -----------------------------
                                     Address

In the presence of: